Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Eaton Vance Corp.:

We consent to the incorporation by reference in the registration statements listed at Exhibit 99.1 on Forms S-3 and S-8 of our reports relating to the financial statements of Eaton Vance Corp. and management’s report on the effectiveness of internal control over financial reporting dated January 11, 2006, appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

January 11, 2006

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